UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 7, 2006
Date of Report (Date of earliest event reported)

DOUGLAS LAKE MINERALS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50907	98-0430222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 808 - 27 Alexander Street Vancouver, British Columbia, Canada	V6A 1B2
(Address of principal executive offices)	(Zip Code)

(604) 230-4930
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the "Board") of Douglas Lake Minerals Inc. (the "Company") has accepted the consent to act as director of the Company from David Groves, effective as of December 7, 2006.

Since August 2006, Mr. Groves has served as Chairman of the Board of Directors of Redstone Resources, Ltd., a mineral exploration company listed on the Australian Stock Exchange. From September 2005 to the present, Mr. Groves has served as a consultant to Orebusters Pty. Ltd., consulting for various companies in the mineral exploration business. Prior to that, from 2001 through September 2005, Mr. Groves was the Director of the Centre for Global Metallogeny at the University of Western Australia, where he has served as a full Professor since 1987.

As a consequence of the Board's acceptance of the Appointment, the Board is now comprised of the Honorable Joseph Rugumyamheto, Harpreet (Harp) Singh Sangha, Antonia Haughton, Gurpreet (Gus) Singh Sangha and Mr. Groves.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DOUGLAS LAKE MINERALS INC.
DATE: December 19, 2006	By: /s/ Harpreet Singh Sangha Name: Harpreet Singh Sangha Title: President and Chief Executive Officer

__________